UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2026

CLEANCORE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-42033	88-4042082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5920 S. 118th Circle, Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(877) 860-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZONE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 2, 2026, CleanCore Solutions, Inc., a Nevada corporation (the "Company" or "ZONE"), entered into a Contribution Agreement (the "Contribution Agreement"), a Limited Liability Company Agreement (the "LLC Agreement”), and a Master Platform Agreement (the “MPA" and, together with the Contribution Agreement and the LLC Agreement, the "Transaction Documents”) with HST Technologies, Inc., a Delaware corporation (“Platform Co”), and a Delaware limited liability company (the “JV Company”) to form and capitalize a joint venture for the purpose of developing, operating, and managing data center facilities for high-performance computing, artificial intelligence, cloud, and related uses. The key economic and governance terms are summarized below.

Capital Structure. The Company will contribute up to $100,000,000 in cash over nine months following closing in exchange for a 99% capital interest. The Company has sole discretion over funding timing and its sole exposure for non-funding is potential dilution through a replacement financing mechanism. Platform Co contributes project-specific assets and a platform license in exchange for a 1% capital interest and a 20% carried participation (after a preferred return to the Company).

●	Equity Consideration. Upon specified delivery milestones, the Company will issue Platform Co equity securities valued at $60,000 to $80,000 per MW ($30,000,000 to $40,000,000 in aggregate for 500 MW). Pricing is the lower of a mutually agreed reference price and the 120-day VWAP, with a $0.90 floor.

●	Fees. Platform Co receives $75,000 per month for platform services, for a twelve-month term beginning July 1, 2026, plus 1% of project EBITDA (capped at $10,000,000 per year, with no fees payable unless the applicable project generates EBITDA of at least $1,250,000 per MW of capacity).

Additional Capital. The LLC Agreement contemplates aggregate capital commitments of up to $2,000,000,000 (inclusive of the $100,000,000 initial contribution), called on an as-needed basis per an agreed operating budget. The Company’s sole exposure for non-funding is dilution and no party may seek damages or compel funding.

Governance. Platform Co is the manager. Major Decisions require the Company’s approval. The Company may remove Platform Co for Cause.

Distributions. The Company receives return of capital and a 12% preferred return before any profit split. Thereafter, 80% to the Company and 20% to Platform Co.

Buyout. From January 1, 2035, the Company has an annual option to acquire Platform Co’s carried participation at fair market value.

The foregoing descriptions of the Contribution Agreement, the LLC Agreement, and the MPA do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

On July 9, 2026, the Company issued a press release announcing the closing of the transactions contemplated by the Transaction Documents. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the anticipated benefits, timing, and completion of the transactions described herein, anticipated capital contributions and commitments, and the expected financial and operational results of the joint venture. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ include, among others: the ability of the parties to satisfy closing conditions; the ability to obtain necessary governmental and third-party approvals; the availability and cost of financing; construction, development, and permitting risks; market conditions for data center capacity; tenant demand and credit risk; utility and interconnection delays; changes in laws, regulations, or government policies; and other factors described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Contribution Agreement, dated as of July 2, 2026, by and among JV Company, ZONE and Platform Co
10.2*	Limited Liability Company Agreement of JV Company, dated as of July 2, 2026, by and between Platform Co and ZONE
10.3*	Master Platform Agreement, dated as of July 2, 2026, by and among Platform Co, ZONE and JV Company
99.1	Press Release, dated July 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	The schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally to the Securities and Exchange Commission a copy of all omitted exhibits and schedules upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2026	CLEANCORE SOLUTIONS, INC.

/s/ Tyler Hassen
	Name:	Tyler Hassen
	Title:	Chief Executive Officer

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